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                                                                     Exhibit (i)

               [Letterhead of Piper Marbury Rudnick & Wolfe LLP]


6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE  (410) 580-3000
FAX    (410) 580-3001

                                April 27, 2000

     LaSalle Investment Management Funds, Inc.
     100 East Pratt Street
     Baltimore, Maryland 21202

          Re:  Registration Statement on Form N-1A
               -----------------------------------

     Ladies and Gentlemen:

          Please refer to our opinion letter to you of December 31, 1997, concerning certain matters of Maryland law relating to the incorporation and shares of LaSalle Investment Management Funds, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 4 to the Fund's Registration Statement on Form N-1A, Registration No. 333-36161, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 5 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-08373 (collectively, the "Amendment"), relating to several classes of shares of common stock, $.01 par value, of the Fund.

                                        Very truly yours,

                                        /s/ Piper Marbury Rudnick & Wolfe LLP